As filed with the Securities and Exchange Commission on November 16, 2012
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SJW CORP.
(Exact name of registrant as specified in its charter)

California	77-0066628
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
110 West Taylor Street
San Jose, California 95110
(408) 279-7800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Suzy Papazian
Corporate Secretary/Attorney
SJW Corp.
110 West Taylor Street
San Jose, California 95110
(408) 279-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Scott D. Karchmer, Esquire
Morgan, Lewis & Bockius LLP
One Market, Spear Street Tower
San Francisco, California 94105
(415) 442-1000
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
                             (Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock	(1)	(1)	$50,000,000	$6,820.00

(1)
There are being registered hereunder by the registrant such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $50,000,000. The proposed maximum initial offering price will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the common stock registered hereunder.

(2)	Exclusive of any distributions and dividends, if any.
(3)
Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of shares of common stock being registered has been omitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section  8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of the securities described in this prospectus until the registration statement filed with the Securities and Exchange Commission to cover such securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 16, 2012

PROSPECTUS

$50,000,000
Common Stock
_______________

We may offer and sell from time to time shares of common stock in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We refer to the shares of common stock as the “securities” in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are offered under this prospectus, we will provide specific information and the terms of the securities being offered in supplements to this prospectus. A prospectus supplement may also modify, update or supersede information contained in this prospectus. You should read this prospectus and the applicable supplement, together with the documents incorporated by reference and described under the heading “Where You Can Find More Information,” carefully before you invest in our securities.

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3 of this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “SJW”. On November 15, 2012, the last reported closing price of our common stock on the New York Stock Exchange was $22.76.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is ,

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell the securities described in this prospectus from time to time for an aggregate offering price of up to $50,000,000.
You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. No dealer, sales person, agent or other individual has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities.
Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us” and “our” refer to SJW Corp. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. Forward-looking statements include information concerning possible or assumed future results of our operations and the operations of our subsidiaries. These forward-looking statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect,” “should,” “seek,” “project,” “plan” or similar expressions. It should be understood that these forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	changing legislation, policies and regulations applicable to us;

•	adjustment in accounting principles relating to regulated operations;

•	changes in water supply and water supply cost;

•	fluctuations in customer demand due to seasonality, restriction of use, weather and consumer lifestyle changes;

•	contamination or other decline in source water quality;

•	litigation concerning water quality or contamination;

•	new environmental laws or regulations;

•	costs associated with implementing security procedures;

•	disruption in information technology;

•	significant increase in real estate portfolio; and

•	ability to secure funding for operations.

These and other risks are discussed in greater detail under the heading “Risk Factors” on page 3.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.
All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.
ABOUT SJW CORP.

SJW Corp. is a holding company with four wholly-owned subsidiaries:

•
San Jose Water Company is a public utility that provides water service to approximately 227,000 connections serving approximately one million people. The company's service area covers approximately 138 square miles in the metropolitan San Jose, California area. It was originally incorporated under the laws of the State of California in 1866 and, as part of a reorganization in 1985, became a wholly-owned subsidiary of SJW Corp.

•
SJW Land Company owns undeveloped land in the states of California and Tennessee, owns and operates commercial buildings in the states of California, Connecticut, Texas, Arizona and Tennessee and has a 70% limited partnership interest in 444 West Santa Clara Street, L.P., which owns and manages an office building.

•
SJWTX, Inc., doing business as Canyon Lake Water Service Company, is a public utility that provides water service to approximately 10,000 connections serving approximately 36,000 people. Its service area covers approximately 240 square miles in western Comal County and southern Blanco County, Texas, located between San Antonio and Austin.

•	Texas Water Alliance Limited is undertaking activities that are necessary to develop a water supply project in Texas.

RISK FACTORS

An investment in our securities offered involves a high degree of risk. Before making an investment decision about investing in our securities, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the risks or uncertainties described or any additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected and cause the value of the securities offered through this prospectus to decline.

USE OF PROCEEDS

We will receive all of the net proceeds from the sale of shares of our common stock. Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes of SJW Corp. and its wholly-owned subsidiaries, which may include, among other things, financing infrastructure improvements and other capital expenditures, repayment of debt or other corporate obligations, repurchase of common stock, and working capital. We may also use a portion of the net proceeds to finance potential acquisition of complementary businesses, but we have no agreements or commitments with respect to any such acquisitions at this time for which the net proceeds would be used.

DESCRIPTION OF OUR CAPITAL STOCK

The Company is authorized to issue up to 36,000,000 shares of our common stock, par value $0.521 per share, of which 18,653,088 shares were outstanding on September 30, 2012. The Company is also authorized to issue an aggregate of 176,407 shares of preferred stock of thirteen series, par value $25.00 per share, none of which is currently outstanding. For a description of the material terms and provisions of our capital stock, please see the applicable prospectus supplement, as well as the description of our capital stock in our Registration Statement on Form 8-A dated October 31, 2005 which is incorporated by reference in this prospectus.

Dividend Reinvestment and Stock Purchase Plan

The Company has adopted a Dividend Reinvestment and Stock Purchase Plan (the “Plan”) which allows eligible participants to reinvest cash dividends and purchase additional shares of our common stock without brokerage commissions or service charges. The Plan is administered by the Company's transfer agent American Stock Transfer & Trust Company, LLC. The offer under the Plan is being made solely through the Plan prospectus. For more information about the Plan, see the Company's Registration Statement on Form S-3 and amendment filed with the SEC on April 18, 2011.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus:

•	directly to purchasers or investors;

•	through agents;

•	through dealers;

•	through underwriters; or

•	through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named and the terms of the agency, including any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.
If underwriters are utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) and the name(s) of such underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. In such transactions, the securities may be acquired by the underwriters for their own accounts and may be sold by the underwriters from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
We may sell directly to, and solicit offers from institutional investors, individuals, or the public. We will describe the terms of any such sales in a prospectus supplement.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.
If indicated in the applicable prospectus supplement, we will authorize underwriters or their agents to solicit offers by certain institutional investors to purchase our securities pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Certain of the underwriters, dealers or agents utilized by us in any offering may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The terms of any indemnification provisions will be set forth in a prospectus supplement.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a derivative or privately negotiated transaction the third parties may sell securities covered by this prospectus and a prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock.  We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities in accordance with Regulation M, but only in the case of a fixed-price offering. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
If underwriters create a short position in the securities in connection with the offering thereof (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.
Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.
In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.
Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Our common stock is listed on the New York Stock Exchange. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. Any underwriters for whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
Under the securities laws of some states, the securities registered by the registration statement that includes this prospectus may be sold in those states only through licensed brokers or dealers.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.
In compliance with the guidelines of Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, San Francisco, California.

EXPERTS

The consolidated financial statements and financial statement schedule of SJW Corp. as of December 31, 2011 and December 31, 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings also are available to you at the SEC's web site at www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This enables us to disclose important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this prospectus, and the information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 4, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 2, 2012, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on October 31, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on January 31, 2012, March 7, 2012, April 26, 2012 (with respect to Item 5.07 only), and April 27, 2012; and

•
The description of our common stock contained in our registration statement on Form 8-A filed on October 31, 2005, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities under this prospectus. To the extent that any information contained in any current report on Form 8-K, or any exhibit to the report, was furnished to, rather than filed with, the SEC, the information or exhibit is specifically not incorporated by reference in this prospectus.
Any statement made in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated into this prospectus by reference) but not delivered with this prospectus. You should direct any requests for copies to:
SJW Corp.
110 West Taylor Street
San Jose, California 95110
Tel: (800) 250-5147

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Prospectus
, 201_
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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.     Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses in connection with the issuance and distribution of the securities being registered under this registration statement, other than underwriting discounts and commission. All amounts are estimated except the registration fee.

SEC Registration fee	$6,820
Accounting fees and expenses	$8,000	*
Legal fees and expenses	$15,000	*
Printing expenses	$—	*
Miscellaneous	$—	*
Total	$29,820	*
* Estimated

The expenses set forth above relate solely to the preparation and filing of this registration statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

ITEM 15.     Indemnification of Officers and Directors.
Section 317 of the California General Corporation Law (the “CGCL”) provides that, subject to certain exceptions, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation (which term includes an officer or director), against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that, subject to certain exceptions, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.
Section 204 of the CGCL provides that a corporation's articles of incorporation may eliminate or limit the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, provided, however, that such a provision may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (relating to transactions between a corporation and one or more of its directors, between a corporation and another corporation in which a one or more directors has a material financial interest or between a corporation and another corporation having one or more common directors) or (vii) under Section 316 of the CGCL (relating to directors' liability for specified distributions, loans and guarantees).
Section 204 further provides that a corporation's articles of incorporation may not limit or eliminate the liability of a director for any act or omission occurring prior to the date when the provision became effective or for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

Section 6.1 of the registrant's Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), eliminate the liability of directors for monetary damages to the fullest extent permissible under California law. Section 6.2 of the Articles of Incorporation provides for indemnification of agents to the fullest extent permitted by Section 317 of the CGCL. Section 6.2 further authorizes the registrant to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL. Pursuant to the authority provided in the Articles of Incorporation, the registrant has entered into indemnification agreements with some of its executive officers and each of its directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the registrant, and providing certain other protection. The registrant also maintains insurance policies that insure its officers and directors against certain liabilities.

ITEM 16.     Exhibits.

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement for Common Stock.(1)
4.1	Restated Articles of Incorporation of SJW Corp. (Incorporated by reference to Exhibit 3.1 to Form 10-K for year ended December 31, 2001).
4.2
Certificate of Amendment of the Restated Articles of Incorporation of SJW Corp., as filed with the Secretary of State of the State of California on February 22, 2006. (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on February 27, 2006).

4.3	By-Laws of SJW Corp., as amended on July 28, 2010. (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 29, 2010).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this registration statement).

(1)
To be filed by amendment or by a Current Report on Form 8-K, if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

ITEM 17.    Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B,
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933,

(1)The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.
(2)Each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filings on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on November 16, 2012.

SJW CORP.

By:	/s/ W. Richard Roth
W. Richard Roth
Chairman of the Board, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Richard Roth, James P. Lynch and Suzy Papazian, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statement thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto), and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Richard Roth	Chairman of the Board, President, Chief Executive Officer,	November 16, 2012
W. Richard Roth	and Director

/s/ James P. Lynch	Chief Financial Officer and	November 16, 2012
James P. Lynch	Treasurer

/s/ Wendy Avila-Walker	Controller (principal accounting	November 16, 2012
Wendy Avila-Walker	officer)

/s/ Katharine Armstrong	Director	November 16, 2012
Katharine Armstrong

/s/ Walter J. Bishop	Director	November 16, 2012
Walter J. Bishop

/s/ Mark L. Cali	Director	November 16, 2012
Mark L. Cali

/s/ Douglas R. King	Director	November 16, 2012
Douglas R. King

/s/ Ronald B. Moskovitz	Director	November 16, 2012
Ronald B. Moskovitz

/s/ George E. Moss	Director	November 16, 2012
George E. Moss

/s/ Robert A. Van Valer	Director	November 16, 2012
Robert A. Van Valer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement for Common Stock.(1)
4.1	Restated Articles of Incorporation of SJW Corp. (Incorporated by reference to Exhibit 3.1 to Form 10-K for year ended December 31, 2001).
4.2
Certificate of Amendment of the Restated Articles of Incorporation of SJW Corp., as filed with the Secretary of State of the State of California on February 22, 2006. (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on February 27, 2006).

4.3	By-Laws of SJW Corp., as amended on July 28, 2010. (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 29, 2010).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this registration statement).

(1)
To be filed by amendment or by a Current Report on Form 8-K, if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.